                                                                     Exhibit 10A
                                 LOAN AGREEMENT

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BORROWER:  ZILA, INC., A DELAWARE CORPORATION      LENDER:  BANK ONE, ARIZONA, NA
           5227 NORTH 7TH STREET                            PHOENIX COMMERCIAL BANKING
           PHOENIX, AZ 85014-2800                           201 NORTH CENTRAL
                                                            PHOENIX, AZ 85004
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_______________________________________________________________________________

THIS LOAN AGREEMENT BETWEEN ZILA, INC., A DELAWARE CORPORATION ("BORROWER") AND BANK ONE, ARIZONA, NA ("LENDER") IS MADE AND EXECUTED AS OF FEBRUARY 1, 1999. THIS AGREEMENT GOVERNS ALL LOANS, CREDIT FACILITIES AND/OR OTHER FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN AND, UNLESS OTHERWISE AGREED TO IN WRITING BY LENDER AND BORROWER, ALL OTHER PRESENT AND FUTURE LOANS, CREDIT FACILITIES AND OTHER FINANCIAL ACCOMMODATIONS PROVIDED BY LENDER TO BORROWER. ALL SUCH LOANS, OTHER FINANCIAL ACCOMMODATIONS, TOGETHER WITH ALL RENEWALS, EXTENSIONS AND MODIFICATIONS THEREOF, ARE REFERRED TO IN THIS AGREEMENT INDIVIDUALLY AS THE "LOAN" AND COLLECTIVELY AS THE "LOANS." BORROWER UNDERSTANDS AND AGREES THAT:
(a) IN GRANTING, RENEWING, OR EXTENDING ANY LOAN, LENDER IS RELYING UPON BORROWER'S REPRESENTATIONS, WARRANTIES, AND AGREEMENTS, AS SET FORTH IN THIS AGREEMENT; AND (b) ALL SUCH LOANS SHALL BE AND SHALL REMAIN SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT.

TERM. This Agreement shall be effective as of FEBRUARY 1, 1999, and shall continue thereafter until all Loans and other obligations owing by Borrower to Lender hereunder have been paid in full and Lender has no commitments or obligations to make further Advances under the Loans to Borrower.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as adopted in the State of Arizona. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

         AGREEMENT. The word "Agreement" means this Loan Agreement, as may be amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time.

         ACCOUNT. The word "Account" means a trade account receivable of Borrower for goods sold or leased or for services rendered by Borrower in the ordinary course of its business.

         ACCOUNT DEBTOR. The words "Account Debtor" mean the person or entity obligated upon an Account.

         ADVANCE. The word "Advance" means any advance or other disbursement of Loan proceeds under this Agreement.

         BORROWER. The word "Borrower" means ZILA, INC., a Delaware corporation.

         BORROWING BASE. The words "Borrowing Base" mean the sum of (i) 80.000% of the aggregate amount of Eligible Accounts, plus (ii) 50.000% of the aggregate amount of Eligible Inventory.

         COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral for any Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

         COMMITTED SUM. The words "Committed Sum" mean an amount equal to $9,000,000.00.

         ELIGIBLE ACCOUNTS. The words "Eligible Accounts" mean, at any time, all of Borrower's Accounts which contain terms and conditions acceptable to Lender and in which Lender has a first lien security interest, less the amount of all returns, discounts, credits, and offsets of any nature; provided, however, unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

                  (a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower and to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

                  (b) All Accounts with respect to which Borrower has furnished a payment and/or performance bond and that portion of any Accounts for or representing retainage, if any, until all prerequisites to the immediate payment of such retainage have been satisfied.

                  (c) Accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional.

                  (d) Accounts with respect to which the Account Debtor is not a resident of, or whose principal place of business is located outside of, the United States or its territories, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender in its sole and absolute discretion.

                  (e) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

                  (f) Accounts which are subject to dispute, counterclaim, or setoff.

                  (g) Accounts with respect to which all goods have not been shipped or delivered, or all services have not been rendered, to the Account Debtor.

                  (h) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

                  (i) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

                  (j) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States, except to the extent an acknowledgement of assignment to Lender of any such Accounts in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Lender.

         ELIGIBLE INVENTORY. The words "Eligible Inventory" mean, at any time, the aggregate value of all of Borrower's Inventory as defined below except:

                  (a) Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties, except Lender's security interest.

                  (b) Inventory which Lender, in its sole and absolute discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

                  (c) Inventory which has been returned or rejected.

                  (d) Inventory which is held by others on consignment, sale on approval or otherwise not in Borrower's physical possession, except upon the written consent of Lender.

                  (e) Inventory located outside the United States.

         For purposes of this Agreement, Eligible Inventory shall be valued at the lower of cost or market value.

         ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         GRANTOR. The word "Grantor" means and includes each and all of the persons or entities granting a Security Interest in any Collateral for any of the Loans.

         GUARANTOR. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties for any of the Loans.

         INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and accrued interest thereon, together with all other liabilities; costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus any accrued interest

                              LOAN AGREEMENT                             PAGE 2
                               (CONTINUED)
===============================================================================

     thereon, owing by Borrower, or any one or more of them, to Lender of any kind or character, now existing or hereafter arising, as well as all present and future claims by Lender against Borrower, or any one or more of them, and all renewals, extensions, modifications, substitutions and rearrangements of any of the foregoing; whether such Indebtedness arises by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, overdraft, indemnity agreement or otherwise; whether such Indebtedness is voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be liable primarily or secondarily or as debtor, maker, comaker, drawer, endorser, guarantor, surety, accommodation party or otherwise.

     INVENTORY. The word "Inventory" means all raw materials and all tangible personal property, goods, merchandise and other personal property now owned or hereafter acquired by Borrower which is held for sale or lease in the ordinary course of Borrower's business, excluding all work in progress, spare parts, packaging materials, supplies and any advertising costs capitalized into inventory.

     LENDER. The word "Lender" means Bank One, Arizona, NA, its successors and assigns.

     LINE OF CREDIT. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDIT" below.

     NOTE. The word "Note" means any and all promissory note or notes which evidence Borrower's Loans in favor of Lender, as well as any amendment, modification, renewal or replacement thereof.

     PERMITTED LIENS. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either (i) not yet due, or (ii) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves; (c) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure any indebtedness permitted under this Agreement; and (d) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing.

     RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation the Note and all credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Note.

     SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

     SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of security interest, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

LINE OF CREDIT. Subject to the other terms and conditions herein, Lender hereby establishes a Line of Credit for Borrower through which Lender agrees to make advances to Borrower from time to time from the effective date of this Agreement until the maturity date of the Note evidencing the Line of Credit, provided the aggregate amount of such advances outstanding at any time does not exceed the lesser of the amount equal to the Borrowing Base or an amount equal to the Committed Sum. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement.

     BORROWING BASE COMPLIANCE. If at any time the aggregate principal amount outstanding under the Line of Credit shall exceed the applicable Borrowing Base, Borrower shall pay to Lender an amount equal to the difference between the outstanding principal balance under the Line of Credit and the Borrowing Base.

     REPRESENTATIONS AND WARRANTIES CONCERNING ACCOUNTS. With respect to the Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; and (b) All Account information listed on reports and schedules delivered to Lender will be true and correct, subject to immaterial variance.

     REPRESENTATIONS AND WARRANTIES CONCERNING INVENTORY. With respect to the Inventory, Borrower represents and warrants to Lender: (a) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (b) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (c) The value of the Inventory will be determined on a consistent accounting basis; (d) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; and (e) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each request for an Advance, as of the date of any renewal, extension or modification of any Loan, and at all times any Loans or Lender's commitment to make Loans hereunder is outstanding:

     ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Arizona as a foreign corporation, and is duly qualified and in good standing in all other states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage.

     AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents to which Borrower is a party have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or
     (b) any law, governmental regulation, court decree, or order applicable to Borrower. Borrower has all requisite power and authority to execute and deliver this Agreement and all other Related Documents to which Borrower is a party.

     FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely discloses Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

     LEGAL EFFECT. This Agreement and all other Related Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

     PROPERTIES. Except for Permitted Liens, Borrower is the sole owner of, and has good title to, all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last six (6) years.

     COMPLIANCE. Except as disclosed in writing to Lender (a) Borrower is conducting Borrower's businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including without limitation, those pertaining to health or environmental matters, and (b) Borrower otherwise does not have any known material contingent liability in connection with the release into the environment, disposal or the improper storage of any toxic or hazardous substance or solid waste.

     LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     TAXES. All tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those that have been disclosed in writing to Lender which are presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     LIEN PRIORITY. Unless otherwise previously disclosed to and approved by Lender in writing, Borrower has not entered into any Security Agreements, granted a Security Interest or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral, except in favor of Lender.

     LICENSES, TRADEMARKS AND PATENTS. Borrower possesses and will continue to possess all permits, licenses, trademarks, patents and rights thereto which are needed to conduct Borrower's business and Borrower's business does not conflict with or violate any valid rights of others with respect to the foregoing.
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                                 LOAN AGREEMENT                        Page 3
                                  (Continued)
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     COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes approved by Lender and such proceeds will not be used for the purchasing or carrying of "margin stock" as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

     INELIGIBLE SECURITIES. No portion or any advance or Loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by Lender or any other affiliate of Banc One Corporation during the underwriting period and for 30 days thereafter.

     EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     LOCATION OF BORROWER'S OFFICES AND RECORDS. Borrower's place of business, or Borrower's chief executive office if Borrower has more than one place of business, is located at 5227 North 7th Street, Phoenix, AZ 85014-2800. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

     INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loans to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect during the term of this Agreement.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

     LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor, and (c) the creation, occurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.

     FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine, audit and make and take away copies or reproductions of Borrower's books and records at all reasonable times. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

     FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower's balance sheet, income statement, and statement of changes in financial position for the year ended, audited by a certified public accountant satisfactory to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

     ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

     FINANCIAL COVENANTS AND RATIOS. Comply at all times with the following covenants and ratios:

          WORKING CAPITAL. Maintain, at all times, Working Capital in excess of $10,000,000.00.

     For purposes of this Agreement and to the extent the following terms are utilized in this Agreement, the term "Tangible Net Worth" shall mean borrower's total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items) less total liabilities excluding Subordinated Debt. The term "Subordinated Debt" shall mean all indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender. The term "Working Capital" shall mean Borrower's Liquid Assets plus inventory, less current liabilities. The term "Liquid Assets" shall mean borrower's unencumbered cash, marketable securities and accounts receivable net of reserves. The term "Cash Flow" shall mean net income after taxes, and exclusive of extraordinary items, plus depreciation and amortization. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

     INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a Security Interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

     INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy;
     (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy.

     GUARANTIES. Prior to or contemporaneously with the execution of this Agreement, furnish to Lender guaranty agreements executed by the guarantors named below covering such Loans or other Indebtedness and otherwise being in form and substance satisfactory to Lender in its sole and absolute discretion:

               GUARANTORS
               ----------

               ZILA PHARMACEUTICALS, INC.
               CYGNUS IMAGING, INC.
               INTER-CAL CORPORATION, INC.
               OXYCAL LABORATORIES, INCORPORATED
               OXYCAL EXPORT, INC.
               INTEGRATED DENTAL TECHNOLOGIES, INC.
               RYKER DENTAL OF KENTUCKY, INC.
               BIO-DENTAL TECHNOLOGIES CORPORATION

     OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

     LOAN FEES AND CHARGES. In addition to all other agreed upon fees and charges, pay the following: ONE TIME $35,000.00 COMMITMENT FEE PAYABLE UPON CLOSING.

     LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

     TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting principles. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

     PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under

                                    LOAN AGREEMENT                        PAGE 4
                                      (CONTINUED)
================================================================================

   this Agreement or under any of the Related Documents.

   OPERATIONS. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act, all applicable environmental statutes, rules, regulations and ordinances and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

   COMPLIANCE CERTIFICATE. Unless waived in writing by Lender, provide Lender forty five (45) days after each fiscal month with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, (a) certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement, and (b) demonstrating compliance with all financial covenants set forth in this Agreement.

   ENVIRONMENTAL COMPLIANCE AND REPORTS. Borrower shall comply in all respects with all federal, state and local environmental laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; and furnish to Lender promptly and in any event within thirty
   (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

   BORROWING BASE CERTIFICATE. Within 45 days after each month, Borrower shall deliver to Lender a borrowing base certificate, in form and detail satisfactory to Lender, along with such supporting documentation as Lender may request, including without limitation, an accounts receivable aging report and/or a list or schedule of Borrower's accounts receivable, inventory and/or equipment.

   ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

   MAINTAIN BASIC BUSINESS. Engage in any business activities substantially different than those in which Borrower is presently engaged.

   CONTINUITY OF OPERATIONS. Cease operations, liquidate, dissolve or merge or consolidate with or into any other entity.

   LIENS. Mortgage, assign, pledge, grant a security interest in or otherwise encumber Borrower's assets, except as allowed as a Permitted Lien.

   TRANSFER OF ASSETS. Transfer, sell or otherwise dispose of any of Borrower's assets other than in the ordinary course of business.

   CHANGE IN MANAGEMENT. Permit a change in the senior executive or management personnel of Borrower.

   TRANSFER OF OWNERSHIP. Permit the sale, pledge or other transfer of any ownership interest in Borrower.

CONDITIONS PRECEDENT TO ADVANCES. Lender's obligation to make any Advances or to provide any other financial accommodations to or for the benefit of Borrower hereunder shall be subject to the conditions precedent that as of the date of such advance or disbursement and after giving effect thereto (a) all representations and warranties made to Lender in this Agreement and the Related Documents shall be true and correct as of and as if made on such date, (b) no material adverse change in the financial condition of Borrower or any Guarantor since the effective date of the most recent financial statements furnished to Lender, or in the value of any Collateral, shall have occurred and be continuing, (c) no event has occurred and is continuing, or would result from the requested advance or disbursement, which with notice or lapse of time, or both, would constitute an Event of Default, (d) no Guarantor has sought, claimed or otherwise attempted to limit, modify or revoke such Guarantor's guaranty of any Loan, and (e) Lender has received all Related Documents appropriately executed by Borrower and all other proper parties.

ADDENDUM. An addendum, titled "ADDENDUM", is attached to this document and by this reference is made a part of this document just as if all the provisions, terms and conditions of the ADDENDUM had been fully set forth in this document.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

   DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on any of the Indebtedness.

   OTHER DEFAULTS. Failure of Borrower, any Guarantor or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement, the Note or in any of the other Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement now existing or hereafter arising between Lender and Borrower.

   FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender under this Agreement or the Related Documents is false or misleading in any material respect.

   DEFAULT TO THIRD PARTY. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower, Grantor or any Guarantor to any third party under any agreement or undertaking.

   BANKRUPTCY OR INSOLVENCY. If the Borrower, Grantor or any Guarantor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

   LIQUIDATION, DEATH AND RELATED EVENTS. If Borrower, Grantor or any Guarantor is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if any of such parties is an individual, the death or legal incapacity of any such individual.

   CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency.

   VIOLATION OF LAW. Any of the Real Property and/or Improvements, or any use of any of the Real Property and/or Improvements violates any law, ordinance, regulation or rule (Federal, state or local).

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, Lender may, at its option, without further notice or demand, (a) terminate all commitments and obligations of Lender to make Loans to Borrower, if any, (b) declare all Loans and any other Indebtedness immediately due and payable, (c) refuse to advance any additional amounts under the Note or to provide any other financial accommodations under this Agreement, or (d) exercise all the rights and remedies provided in the Note or in any of the Related Documents or available at law, in equity, or otherwise; provided, however, if any Event of Default of the type described in the "Bankruptcy or Insolvency" subsection above shall occur, all Loans and any other Indebtedness shall automatically become due and payable, without any notice, demand or action by Lender. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's rights to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.

                              LOAN AGREEMENT                              PAGE 5
                                (CONTINUED)

================================================================================

AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of Arizona. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to any conflict of laws or provisions thereof.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, AND ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injuctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not be used to interpret or define the provisions of this Agreement.

CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.

COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's expenses, including attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may hire one or more attorneys to help collect the Indebtedness if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees.

NOTICES. All notices required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document. Signature pages may be detached from the counterparts to a single copy of this Agreement to physically form one document.

SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor or Guarantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

                              LOAN AGREEMENT                          PAGE 6
                                (CONTINUED)
================================================================================

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS EXECUTED AS OF THE DATE SET FORTH ABOVE.

BORROWER:

ZILA, INC., A DELAWARE CORPORATION

BY: /s/ Joseph Hines
   ---------------------------------
     JOSEPH HINES, PRESIDENT


LENDER:

BANK ONE, ARIZONA, NA

BY: /s/ Hope Berman Levin
   ---------------------------------
     AUTHORIZED OFFICER

================================================================================

                                    ADDENDUM
--------------------------------------------------------------------------------

Borrower:   Zila, Inc., a Delaware       Lender:     Bank One, Arizona, NA
            corporation                              Commercial Banking Group
            5227 North 7th Street                    201 N. Central Avenue
            Phoenix, AZ  85014-2800                  Phoenix, AZ  85004

This ADDENDUM is attached to and by this reference is made a part of the Business Loan Agreement dated February 1, 1999, and executed by Bank One, Arizona, NA and ZILA, INC., a Delaware corporation.

BORROWING BASE. The definition of Borrowing Base is hereby deleted and the following is inserted in its place: The words "Borrowing Base" mean the sum of
(i) 80.0% of the aggregate amount of Eligible Accounts, plus (ii) the lesser of
(a) 50.0% of the aggregate amount of Eligible Inventory or (b) 50.0% of the aggregate amount of Eligible Accounts.

ADDITIONAL AFFIRMATIVE COVENANT - CERTAIN REPORTS. Notwithstanding any other provision to the contrary herein or in the Related Documents, with each borrowing base certificate to be delivered by Borrower to Lender hereunder, Borrower shall deliver to Lender an aging and listing of all accounts receivable, which itemizes each account debtor by name, states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts 30-59 days past due, 60-89 days past due, and 90 or more days past due, and reflecting any credit adjustments, returns and allowances.

ADDITIONAL AFFIRMATIVE COVENANT - QUARTERLY FINANCIAL STATEMENTS. Borrower further covenants and agrees with Lender that, while this Agreement is in effect, Borrower will furnish Lender with, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower's Form 10Q Financial Report.

ADDITIONAL AFFIRMATIVE COVENANT - CONSOLIDATING INTERIM FINANCIAL STATEMENTS. Borrower further covenants and agrees with Lender that, while this Agreement is in effect, Borrower will furnish Lender with, as soon as available, but in no event later than SIXTY (60) days after the end of each fiscal quarter, the balance sheet, income statement and statement of changes in financial position of Borrower and each of its subsidiaries on a consolidating basis for the quarter then ended, prepared and certified, subject to year end review adjustments, as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender.

ADDITIONAL AFFIRMATIVE COVENANT - TANGIBLE NET WORTH. Borrower further covenants and agrees with Lender that, while this Agreement is in effect, Borrower will comply at all times with the following covenant: Maintain, as of the end of each fiscal quarter, a minimum Tangible Net Worth plus convertible preferred series A stock of Borrower of not less than $18,000,000.00.

ADDITIONAL AFFIRMATIVE COVENANT - CURRENT RATIO. Borrower further covenants and agrees with Lender that, while this Agreement is in effect, Borrower will comply at all times with the following covenant: Maintain, as of the end of each fiscal quarter, a ratio of current assets to current liabilities in excess of 2.0 to
1.0 (if the Line of Credit is classified as a long term debt), or 1.5 to 1.0 (if the Line of Credit is classified as a current liability).

ADDITIONAL AFFIRMATIVE COVENANT - DEBT SERVICE COVERAGE RATIO. Borrower further covenants and agrees with Lender that, while this Agreement is in effect, Borrower will comply at all times with the following covenant: Maintain on a consolidated basis, as of the end of each fiscal quarter, a ratio of (a) net income plus Depreciation and Amortization plus nonrecurring merger related expenses for the twelve month period then ending, to (b) current maturities of long term debt for the same such twelve month period, of not less than 1.20 to 1.0.

AVAILABILITY FEE. Borrower shall pay to Lender an availability fee ("Availability Fee") with respect to each calendar quarter during the term of the Note, based on the unused amount of the Note. The Availability Fee shall be an amount equal to A x (B-C) x (D / E), where A equals thirty-five hundredths of a percent (.35%); B equals the original amount of the Note; C equals the average daily outstanding principal balance of the Line of Credit during the calendar quarter; D equals the actual number of days elapsed during the calendar quarter; and E equals 360. Each Availability Fee shall be due and payable to Lender quarterly in arrears, within fifteen (15) days after Borrower's receipt of an invoice for the Availability Fee from Lender.

ADDITIONAL NEGATIVE COVENANT - USE OF PROCEEDS. Borrower further covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not use proceeds of the Line of Credit to purchase more than $2,500,000.00 of its preferred stock.

ADDITIONAL NEGATIVE COVENANT - CAPITAL EXPENDITURES. Borrower further covenants and agrees with Lender that while this Agreement is in effect, Borrower and all of its subsidiaries (excluding Oxycal Laboratories, Incorporated) shall not, without the prior written consent of Lender, make or contract to make capital expenditures, including leasehold improvements, during any fiscal year in excess of $1,000,000.00, and Oxycal Laboratories, Incorporated shall not, without the prior written consent of Lender, make or contract to make capital expenditures, including leasehold improvements, during the two (2) fiscal year period ending July 31, 2000 in excess of $5,000,000.00. This limitation is to be measured as follows: current period net fixed assets plus 12 months depreciation expense less prior period net fixed assets less gain (plus loss) on sale of assets less capitalized interest.

ADDITIONAL NEGATIVE COVENANT - INDEBTEDNESS. Borrower further covenants and agrees with Lender that while this Agreement is in effect, Borrower and all of its subsidiaries shall not, without the prior written consent of Lender, create, incur or assume additional indebtedness for borrowed money, including capital leases, or guaranty any indebtedness owing by others, other than (A) current unsecured trade debt incurred in the ordinary course of business, (B) indebtedness owing to Lender, (C) borrowings outstanding as of the date hereof and disclosed to Lender in writing, (D) operating lease indebtedness of up to $600,000.00 (excluding operating leases from Bank One) in the aggregate, and (E) borrowings from others approved by Lender in writing.

ADDITIONAL NEGATIVE COVENANT - ACQUISITIONS. Borrower further covenants and agrees with Lender that while this Agreement is in effect Borrower shall not, without the prior written consent of Lender, purchase or otherwise acquire any interest in (a) any other enterprise or entity, or (b) any assets of any other enterprise or entity, unless (i) the purchase price is less than $1,000,000.00,
(ii) such enterprise or entity is in the same line of business as Borrower or its subsidiaries, (iii) Borrower has, at the time of such purchase or acquisition, a ratio of total liabilities to Tangible Net Worth of less than 2.0 to 1.0, (iv) Borrower has, as of the end of the most recent fiscal quarter, a ratio of (1) net income plus Depreciation and Amortization plus non-recurring merger related expenses for the twelve month period ending with such fiscal quarter to (2) current maturities of long term debt for the same such twelve month period, of not less than 1.2 to 1.0; and (v) Borrower has, at the time of such purchase or acquisition, a ratio of Liquid Assets plus inventory to current liabilities either (1) in excess of 2.0 to 1.0 (if the Line of Credit is classified as a long term debt), or (2) in excess of 1.5 to 1 (if the Line of Credit is classified as a current liability).

ADDITIONAL EVENT OF DEFAULT. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Oxycal Laboratories, Incorporated to Lender under any agreement or undertaking shall constitute an Event of Default under this Agreement.


Borrower:

ZILA, INC., a Delaware corporation

BY: /s/ Joseph Hines
   --------------------------------
Joseph Hines, President


Lender:

Bank One, Arizona, NA

BY: /s/ Hope Berman Levin
   -------------------------------
Hope Berman Levin, Vice President